UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)American Water Works Company, Inc. (the “Company”) and American Water Capital Corp., a wholly owned finance subsidiary of the Company (“AWCC”), are parties to that certain Amended and Restated Credit Agreement, dated as of June 30, 2015, by and among the Company, AWCC, each of the Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Mizuho Bank, Ltd. and PNC Bank, National Association, as co-documentation agents (the “Credit Agreement”), with respect to AWCC’s unsecured revolving credit facility (the “Revolving Credit Facility”). The terms of the Credit Agreement permit AWCC to increase the borrowing capacity available under the Revolving Credit Facility to an aggregate maximum amount of $1.75 billion from an aggregate maximum amount of $1.25 billion (the “Accordion Feature”). Effective as of March 22, 2016, AWCC exercised the Accordion Feature and increased the maximum borrowing capacity available under the Revolving Credit Facility to $1.75 billion. All of the other terms, conditions and covenants with respect to the Credit Agreement remain unchanged. As of March 22, 2016, no amounts have been borrowed by AWCC under the Revolving Credit Facility.

Item 8.01.Other Events.

On March 22, 2016, AWCC increased the size of its commercial paper program (the “CP Program”) to permit the issuance of short-term commercial paper notes by AWCC in an aggregate principal amount not to exceed $1.6 billion outstanding at any time. Prior to this increase, the CP Program permitted AWCC to issue short-term commercial paper notes in an aggregate principal amount not to exceed $1.0 billion outstanding at any time. The notes issued by AWCC under the CP Program are considered “debt” for purposes of that certain Support Agreement, dated as of June 22, 2000, as amended, by and between the Company and AWCC (the “Support Agreement”), which serves as a functional equivalent of a guarantee by the Company of AWCC’s payment obligations under such notes.

As of March 21, 2016, AWCC had $825.0 million in commercial paper outstanding. The CP Program is supported by the Revolving Credit Facility.

The commercial paper notes and related obligations of the Company under the Support Agreement have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from such registration requirements.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy notes issued by AWCC from time to time under the CP Program or the related support obligations of the Company under the Support Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: March 22, 2016	By:	/s/ LINDA G. SULLIVAN
Linda G. Sullivan
Executive Vice President and Chief Financial Officer